Exhibit 99.1
Press Release
Craftmade International, Inc.
February 12, 2009

FOR IMMEDIATE RELEASE

For Further Information:
C. Brett Burford	Hala Elsherbini
Chief Financial Officer	Halliburton Investor Relations
(972) 393-3800	(972) 458-8000
investorrelations@craftmade.com	hala@halliburtonir.com
Craftmade International Announces Net Sales and Earnings Results
For Its Fiscal 2009 Second Quarter
COPPELL, TEXAS, February 12, 2009 — Craftmade International, Inc. (Nasdaq: CRFT) today reported the following results for its fiscal 2009 second quarter ended December 31, 2008:
Second Quarter 2009 Consolidated Results
Net loss for the current quarter was $545,000, compared to net income of $482,000 for the second quarter of the 2008 fiscal year. On a fully diluted basis, the net loss per share was $0.10 for the 2009 second quarter, compared to a net income per share of $0.09 in the year-ago quarter. Weighted average diluted shares outstanding for the current fiscal year was 5,705,000, versus 5,205,000 for the same period last year.
Net sales for the quarter increased $16,450,000, or 79.0%, to $37,262,000, compared to $20,812,000 reported in the second quarter of the last fiscal year. This increase was due to the acquisition of Woodard, LLC, partially offset by declines in ceiling fans, lighting and accessories sales.
Gross Profit; Selling, General and Administrative (“SG&A”) Expense and Interest Expense
Gross profit of the Company as a percentage of net sales was 20.7% for the quarter ended December 31, 2008, compared to 31.4% for the quarter ended December 31, 2007, a decline of 10.7%. This was primarily due to increased sales of Woodard products that carry a lower gross margin than traditional Craftmade products.
Total SG&A expenses of the Company increased $2,656,000 to $7,633,000 for the quarter ended December 31, 2008, compared to $4,977,000, for the prior year. The increase was primarily due to the acquisition of Woodard, LLC.
Interest expense increased by $119,000 to $417,000 for the quarter, compared to $298,000 for the second quarter in 2008.

Press Release
Craftmade International, Inc.
February 12, 2009

Minority interest expense decreased $112,000 to $192,000 for the quarter ended December 31, 2008, compared to $304,000 for the same period in the previous fiscal year. The decrease in minority interest resulted from lower profits at Design Trends as a result of a decline in net sales.
Unaudited proforma results for the second quarter of the fiscal 2008 year indicate that the Company would have had a fully diluted net loss per share of $0.06 if the Woodard acquisition had occurred at the beginning of fiscal 2008, as compared to the net loss per share of $0.10 for the current quarter.
Fiscal 2009 Second Quarter Segment Results
Net sales of the Specialty segment increased $3,661,000, or 30%, to $15,958,000, compared to $12,297,000 reported in the same quarter last year. This increase was primarily due to increased sales from the Woodard acquisition of $6,823,000 partially offset by a decrease of $3,162,000, or 26%, of ceiling fan and lighting sales.
Net sales of the Mass segment increased $12,789,000, or 150%, to $21,304,000, compared to $8,515,000 reported in the same quarter last year. Additional sales from the Woodard acquisition were $14,671,000, which was partially offset by a decrease of $1,882,000, or 22%, of lighting and accessories sales.
“The Company is highly focused on managing through this unprecedented economic down cycle,” commented J. Marcus Scrudder, Craftmade’s Chief Executive Officer. “The acceleration of the economic slowdown in recent months has created an extremely challenging environment, but management is committed to returning the Company to profitability. As of December 31 the integration of Woodard has been completed on schedule. We expect that the considerable efficiencies from the integration will be more fully realized during the second half of the 2009 fiscal year. Most Woodard corporate functions have now been relocated out of Chicago, Illinois and integrated into the Coppell, Texas location. As of early February the former Woodard, LLC offices in Chicago have been closed, with the few remaining Chicago-based personnel moving into a much smaller office space, generating significant savings. The Company has also recently implemented a company-wide reorganization and reduction in force, impacting all locations and functions and resulting in over a 10% decrease in the number of employees. Management anticipates that these actions will have a significant impact on SG&A in future quarters. We believe that these cost reductions combined with our continued efforts to capture market share through the introduction of new products and the addition of new accounts, will allow Craftmade to successfully navigate through this difficult time,” concluded Mr. Scrudder.
Conference Call
A conference call to discuss the Company’s results for the quarter ended December 31, 2008 is scheduled for today at 10:30 a.m. Central Time (11:30 a.m. Eastern Time). Interested participants should dial (800) 531-4216 a few minutes before the start time and reference confirmation code 23851219. Additionally, a replay of the earnings conference call will be available after the completion of the call through November 19, 2008, and can be accessed by dialing (888) 843-8996 and referencing confirmation code 23851219. A webcast of the conference call can also be accessed by visiting the Company’s website at www.craftmade.com.

Press Release
Craftmade International, Inc.
February 12, 2009

Founded in 1985, Craftmade International, Inc. is engaged in the design, manufacturing, distribution and marketing of a broad range of home décor products, including proprietary ceiling fans, lighting products and outdoor furniture. The Company distributes its premium products through a network of independent showrooms and mass retail customers through its headquarters and distribution facility in Coppell, Texas and manufacturing plant in Owosso, Michigan. More information about Craftmade International, Inc. can be found at www.craftmade.com.
Various statements in this Press Release or incorporated by reference herein, in future filings with the SEC, in press releases, and in oral statements made by or with the approval of authorized personnel constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “may,” “will,” “should,” “could,” “might,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “intends,” “potential,” “continue,” and similar words or phrases and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. These forward-looking statements include statements or predictions regarding among other items: revenues and profits; gross margin; customer concentration; customer buying patterns; sales and marketing expenses; general and administrative expenses; pricing and cost reduction activities; income tax provision and effective tax rate; realization of deferred tax assets; liquidity and sufficiency of existing cash, cash equivalents, and investments for near-term requirements; purchase commitments; product development and transitions; competition and competing technology; outcomes of pending or threatened litigation; and financial condition and results of operations as a result of recent accounting pronouncements. These forward-looking statements are based largely on expectations and judgments and are subject to a number of risks and uncertainties, many of which are beyond our control. Significant factors that cause our actual results to differ materially from our expectations are described in our Form 10-K under the heading of “Risk Factors.” We undertake no obligation to publicly update or revise these Risk Factors or any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Release
Craftmade International, Inc.
February 12, 2009

CRAFTMADE INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2008	2007
Net sales	$37,262	$20,812
Cost of goods sold	(29,556)	(14,278)

Gross profit	7,706	6,534

Gross profit as a percentage of net sales	20.7%	31.4%

Selling, general and administrative expenses	(7,633)	(4,977)
Depreciation and amortization	(262)	(213)

Total operating expenses	(7,895)	(5,190)

Income (loss) from operations	(189)	1,344

Interest expense, net	(417)	(298)
Other income (expense)	(4)	—

Income (loss) before income taxes and minority interest	(610)	1,046
Income tax (expense) / benefit	257	(260)

Income (loss) before minority interest	(353)	786

Minority interest	(192)	(304)

Net income (loss)	$(545)	$482

Weighted average common shares outstanding:
Basic	5,705	5,205
Diluted	5,705	5,205

Basic earnings (loss) per common share	$(0.10)	$0.09

Diluted earnings (loss) per common share	$(0.10)	$0.09

Cash dividends declared per common share	$—	$0.12

Press Release
Craftmade International, Inc.
February 12, 2009

CRAFTMADE INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	June 30,
	2008	2008
	(Unaudited)
ASSETS
Current assets
Cash	$105	$1,269
Accounts receivable, net	35,531	23,644
Inventories, net	28,039	22,420
Income taxes receivable	1,946	1,485
Deferred income taxes	1,241	1,332
Prepaid expenses and other current assets	2,328	2,574

Total current assets	69,190	52,724

Property and equipment, net	11,588	11,060
Goodwill	14,664	14,419
Other intangibles, net	1,198	1,300
Other assets	1,966	2,457

Total non-current assets	29,416	29,236

Total assets	$98,606	$81,960

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities
Book overdrafts	$10	$182
Accounts payable	16,407	8,411
Other accrued expenses	2,288	3,329
Current portion of long-term obligations	29,020	507

Total current liabilities	47,725	12,429

Non-current liabilities
Long-term obligations	10,119	27,759
Deferred income taxes	1,117	1,117

Total non-current liabilities	11,236	28,876

Total liabilities	58,961	41,305

Minority interest	3,165	3,562

Stockholders’ equity
Preferred stock, $1.00 par value, 2,000,000 shares authorized; nil shares issued	—	—
Common stock, $0.01 par value, 15,000,000 shares authorized; 10,204,420 shares issued	102	102
Additional paid-in capital	22,276	22,215
Retained earnings	52,228	52,902
Less: treasury stock, 4,499,920 common shares at cost	(38,126)	(38,126)

Total stockholders’ equity	36,480	37,093

Total liabilities, minority interest and stockholders’ equity	$98,606	$81,960